UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2015 (July 1, 2015)

Univar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

6.75% Senior Notes due 2023

On July 1, 2015 Univar USA Inc. (the “Company”), a wholly-owned subsidiary of Univar Inc. (“Univar Inc.”), issued $400,000,000 aggregate principal amount of its 6.75% Senior Notes due 2023 (the “Notes”) under an Indenture, dated as of July 1, 2015 (the “Base Indenture”), among the Company, Univar Inc., certain subsidiaries of Univar Inc., as guarantors (the “Guarantors”), and Wilmington Trust, National Association, as Trustee (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 1, 2015, among the Company, Univar Inc., the Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Ranking; Guarantees

The Notes are senior unsecured indebtedness of the Company and:

•	rank equal in right of payment with all of the Company’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes, including amounts outstanding under the New Senior Term Facilities (as defined below);

•	rank senior in right of payment to the Company’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•	are effectively subordinated in right of payment to all of the Company’s existing and future senior secured debt and other obligations (including under the New Senior Term Facilities), to the extent of the value of the assets securing such debt; and

•	are structurally subordinated to all obligations of each of Univar Inc.’s subsidiaries that is not a guarantor of the Notes.

The Notes are guaranteed, on a senior unsecured basis, by Univar Inc. and its material wholly-owned domestic subsidiaries which guarantee the Company’s New Senior Term Facilities. The guarantee of each Guarantor is a senior unsecured obligation of that Guarantor and:

•	rank equal in right of payment to all of the applicable Guarantors’ existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to such Guarantor’s guarantee of the Notes, including amounts outstanding under the New Senior Term Facilities;

•	rank senior in right of payment to all of the applicable Guarantors’ future debt and other obligations that are, by their terms, expressly subordinated in right of payment to such Guarantor’s guarantee of the Notes;

•	are effectively subordinated in right of payment to all of the applicable Guarantors’ existing and future senior secured debt and other obligations (including under the New Senior Term Facilities), to the extent of the value of the assets securing such debt; and

•	are structurally subordinated to all obligations of any subsidiary of a Guarantor if that subsidiary is not also a guarantor of the Notes.

Redemption

The Company may redeem the Notes, in whole or in part, at any time (1) prior to July 15, 2018, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the applicable make-whole premium set forth in the Indenture and (2) on and after July 15, 2018, at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the 12-month period commencing on July 15 of the year set forth below.

Year	Percentage
2018	103.375%
2019	101.688%
2020 and thereafter	100.000%

In addition, at any time prior to July 15, 2018, the Company may redeem on one or more occasions up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 106.75% of the principal amount in respect of the Notes being redeemed, plus accrued and unpaid interest to the redemption date, provided, however, that if the Notes are redeemed, an aggregate principal amount of Notes equal to at least 50% of the original aggregate principal amount of Notes (including the principal amount of any additional notes of the same series) must remain outstanding immediately after each such redemption of Notes.

Offer to Repurchase

In the event of certain events that constitute a Change of Control (as defined in the Indenture), the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. If the Company sells assets under certain circumstances, the Company must use the proceeds to reinvest in additional assets or to repay any indebtedness (including any unsecured obligations, other than Subordinated Obligations (as defined in the Indenture)) or otherwise make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and the ability of its restricted subsidiaries, as described in the Indenture, to: incur more indebtedness; pay dividends, redeem stock or make other distributions; make investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends to the Company or make other intercompany transfers; create liens; transfer or sell assets; merge or consolidate; and enter into certain transactions with the Company’s affiliates. Most of these covenants will cease to apply for so long as the Notes have investment grade ratings from both Moody’s Investment Services, Inc. and Standard & Poor’s.

Events of Default

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

Senior Term Loan Facility

On July 1, 2015, the Company, as the borrower, and Univar Inc., as holdings, entered into a credit agreement (the “Credit Agreement”) pursuant to which Bank of America N.A. and the other lenders agreed to provide (i) an initial Dollar term loan facility in an aggregate principal amount of $2,050,000,000 and (ii) an initial Euro term loan facility in an aggregate principal amount of €250,000,000 (collectively, the “New Senior Term Facilities”).

Pursuant to the Term Loan Guarantee and Collateral Agreement dated as of July 1, 2015, the obligations under the New Senior Term Facilities were guaranteed on a senior secured basis, jointly and severally, by the Company, Univar Inc. and certain of its material U.S. subsidiaries. The Company, Univar Inc. and certain of its material wholly-owned U.S. subsidiaries have granted a lien over substantially all of their respective assets to secure the New Senior Term Facilities.

The interest rates applicable to (i) the dollar denominated loans under the New Senior Term Facilities will be based on, at the Company’s option, a fluctuating rate of interest determined by reference to either a base rate plus an applicable margin equal to 2.25% or a Eurocurrency rate plus an applicable margin equal to 3.25% and (ii) the euro denominated loans under the New Senior Term Facilities will be based on a fluctuating rate of interest determined by reference to a Eurocurrency rate plus an applicable margin equal to 3.25%, in each case subject to a floor of 1.00% in the case of Eurocurrency loans. The applicable margin will be adjusted after the completion of the Company’s first full fiscal quarter based upon the Company’s secured leverage ratio.

The New Senior Term Facilities have a seven-year maturity and principal amount thereof amortizes in quarterly installments, commencing with the quarter ending December 31, 2015, in an amount equal to 0.25% of the original principal amount of the New Senior Term Facilities, with the balance payable at maturity.

The New Senior Term Facilities contain a number of customary affirmative and negative covenants that are substantially identical to those set forth in the Indenture. The New Senior Term Facilities contain customary events of default that are substantially identical to those set forth in the Indenture.

The foregoing summary of the New Senior Term Facilities does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Notes and the New Senior Term Facilities, the Company terminated its Fourth Amended and Restated Credit Agreement, dated as of October 11, 2007, among Univar Inc., as the borrower, Bank of America, N.A. and certain other lenders and agents named therein, and repaid all outstanding amounts in connection therewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Indenture, the Notes and the New Senior Term Facilities is hereby incorporated herein by reference.

Item 8.01	Other Events

Attached as Exhibit 99.1 and incorporated by reference herein is a copy of Univar Inc.’s press release dated July 1, 2015 announcing the closing of the offering of the Notes and the New Senior Term Facilities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of July 1, 2015, between Univar USA Inc., the guarantors listed on the signature pages thereto and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of July 1, 2015, between Univar USA Inc., the guarantors listed on the signature pages thereto and Wilmington Trust, National Association.

4.3	Form of 6.75% Senior Note due 2023 (included in Exhibit 4.1 hereto).

10.1	Credit Agreement, dated as of July 1, 2015 between Univar USA Inc., Univar Inc., the several banks and financial institutions from time to time party thereto and Bank of America, N.A.

10.2	Term Loan Guarantee and Collateral Agreement, dated as of July 1, 2015, made by Univar Inc., Univar USA Inc. and the guarantors listed on the signature pages thereto in favor of Bank of America, N.A, as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.3	Notice and Confirmation of Grant of Security Interest in Copyrights, dated July 1, 2015, made by Univar USA Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.4	Notice and Confirmation of Grant of Security Interest in Trademarks, dated July 1, 2015, made by Univar USA Inc., Magnablend, Inc. and ChemPoint.com Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.5	Notice and Confirmation of Grant of Security Interest in Patents, dated July 1, 2015, made by Magnablend, Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

99.1	Press release dated July 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of July 1, 2015, between Univar USA Inc., the guarantors listed on the signature pages thereto and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of July 1, 2015, between Univar USA Inc., the guarantors listed on the signature pages thereto and Wilmington Trust, National Association.

4.3	Form of 6.75% Senior Note due 2023 (included in Exhibit 4.1 hereto).

10.1	Credit Agreement, dated as of July 1, 2015 between Univar USA Inc., Univar Inc., the several banks and financial institutions from time to time party thereto and Bank of America, N.A.

10.2	Term Loan Guarantee and Collateral Agreement, dated as of July 1, 2015, made by Univar Inc., Univar USA Inc. and the guarantors listed on the signature pages thereto in favor of Bank of America, N.A, as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.3	Notice and Confirmation of Grant of Security Interest in Copyrights, dated July 1, 2015, made by Univar USA Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.4	Notice and Confirmation of Grant of Security Interest in Trademarks, dated July 1, 2015, made by Univar USA Inc., Magnablend, Inc. and ChemPoint.com Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

10.5	Notice and Confirmation of Grant of Security Interest in Patents, dated July 1, 2015, made by Magnablend, Inc. in favor of Bank of America, N.A., as collateral agent for the banks and other financial institutions that are parties to the Credit Agreement.

99.1	Press release dated July 1, 2015.